UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004 (October 27, 2004)

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2004, Baker Hughes Incorporated (the “Company”) entered into a Second Amended and Restated Stock Matching Agreement (the “Agreement”) with James R. Clark, the Company’s President and Chief Operating Officer. The Agreement amends the prior Stock Matching Agreement to allow Mr. Clark to be able to sell up to 25,000 shares of the Company’s Common Stock which he purchased on the open market in connection with the matching requirement under the Agreement. In addition, upon the earlier of March 7, 2006 or vesting of the 25,000 restricted shares issued to Mr. Clark under the Agreement, Mr. Clark will be able to satisfy the minimum statutory tax withholding on the 25,000 shares by having the Company hold back a portion of the restricted shares.

Also, on October 27, 2004, Mr. Clark was given a 40,000 share restricted stock award of the Company’s Common Stock valued at $44.20 (the “Award”). Pursuant to the terms and conditions of the Award, the 10,000 shares will vest on October 27, 2007 and 2008 and the remaining 20,000 shares will vest on October 27, 2009. Mr. Clark will earn dividends on the 40,000 shares prior to vesting.

The foregoing description of the Agreement and the Award do not purport to be complete and are qualified in their entirety by reference to the applicable Agreement and Award which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2004.

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2004, the Company issued a news release announcing its financial results for the second quarter ending September 30, 2004, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instructions B.2. and B.6. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Following the issuance of the news release and the filing of this current report on Form 8-K, the Company will hold a conference call on Thursday, October 28 at 8:30 a.m. eastern time, 7:30 a.m. central time, to discuss the earnings announcement. This scheduled conference call was previously announced on September 28, 2004. To access the call, which is open to the public, please call the conference call operator at 800-374-2469, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” The conference call will also be webcast by CCBN. To access the webcast, go to www.bakerhughes.com/investor and select “News Releases”, then click on “Conference Calls.” A replay of the call and the webcast will be available through Tuesday, November 11, 2004. The number for the replay of the call is 706-645-9291 and the access code is 1076826. The replay of the webcast will also be available on the Company’s website at www.bakerhughes.com/investor in the “News Releases” section under “Conference Calls”.

In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”) that were included in the news release, certain information discussed in the news release and to be discussed on the conference call could be considered non-GAAP financial measures (as defined under the SEC’s Regulation G). Any non-GAAP financial measures should be considered in addition to, and not as an alternative for, or superior to, net income (loss), income (loss) from continuing operations, cash flows or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the SEC. GAAP reconciliations of such information to the closest GAAP measures are included in the news release and can be found on the Company’s website at www.bakerhughes.com/investor in the Financial Information section under the heading “Impact of Non-Operational Items” and in the applicable earnings releases under the “Earnings Releases” heading.

Item 7.01 Regulation FD Disclosure.

On October 28, 2004, the Company issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7 by reference. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Also, see Item 2.02, “Results of Operations and Financial Condition.”

Item 9.01 Financial Statements and Exhibits.

     (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

     (c) Exhibits.

     99.1 – News Release of Baker Hughes Incorporated dated October 28, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: October 28, 2004	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated October 28, 2004.